Exhibit C

     TRANSACTIONS IN BEVERLY ENTERPRISES SHARES SINCE NOVEMBER 18, 2004

          The transactions in Beverly Enterprises Shares by any Filing Person, Formation, any API Officer or Palomino Director or any person listed on Exhibit B attached hereto are listed below with (unless otherwise noted) the dates of the transaction, amount of shares purchased and approximate price per share (including commissions), if any:

                        Date of       Amount of    Buy/Sell     Price Per
                      Transaction      Shares                   Share or
                                                                Option


AILP               January 7, 2005     73,074        Buy         8.9341


                   January 13, 2005    68,224        Buy         8.6452


                   January 14, 2005    87,945        Buy         9.0330


                   January 18, 2005   213,200        Buy         9.2586


                   January 19, 2005   213,200        Buy         9.5761


                   January 20, 2005   139,433        Buy         9.6044


                   January 21, 2005    39,229        Buy         9.5893


                   January 24, 2005    45,891        Buy         9.5302





Palomino           January 7, 2005     64,026        Buy         8.9341


                   January 13, 2005    59,776        Buy         8.6452


                   January 14, 2005    77,055        Buy         9.0330


                   January 18, 2005   186,800        Buy         9.2586


                   January 19, 2005   186,800        Buy         9.5761


                   January 20, 2005   122,167        Buy         9.6044


                   January 21, 2005    34,371        Buy         9.5893


                   January 24, 2005    40,209        Buy         9.5302





Appaloosa          January 7, 2005    137,100        Buy         8.9341


                   January 13, 2005   128,000        Buy         8.6452


                   January 14, 2005   165,000        Buy         9.0330


                   January 18, 2005   400,000        Buy         9.2586


                   January 19, 2005   400,000        Buy         9.5761


                   January 20, 2005   261,600        Buy         9.6044


                   January 21, 2005    73,600        Buy         9.5893


                   January 24, 2005    86,100        Buy         9.5302





API                January 7, 2005    137,100        Buy         8.9341


                   January 13, 2005   128,000        Buy         8.6452


                   January 14, 2005   165,000        Buy         9.0330


                   January 18, 2005   400,000        Buy         9.2586


                   January 19, 2005   400,000        Buy         9.5761


                   January 20, 2005   261,600        Buy         9.6044


                   January 21, 2005    73,600        Buy         9.5893


                   January 24, 2005    86,100        Buy         9.5302





David Tepper       January 7, 2005    137,100        Buy         8.9341


                   January 13, 2005   128,000        Buy         8.6452


                   January 14, 2005   165,000        Buy         9.0330


                   January 18, 2005   400,000        Buy         9.2586


                   January 19, 2005   400,000        Buy         9.5761


                   January 20, 2005   261,600        Buy         9.6044


                   January 21, 2005    73,600        Buy         9.5893


                   January 24, 2005    86,100        Buy         9.5302





Franklin           January 13, 2005   128,000        Buy        $8.6452
Mutual

                   January 14, 2005   165,000        Buy        $9.0430


                   January 18, 2005   400,000        Buy        $9.2586


                   January 19, 2005   400,000        Buy        $9.5811


                   January 20, 2005   261,600        Buy        $9.6094





Northbrook
NBV LLC


Footnote [1]       December 1, 2004     2,000        Sell        $9.147


Footnote [1]       December 1, 2004       300[2]     Sell        $0.853


Footnote [1]       December 2, 2004    17,000        Sell        $9.292


Footnote [1]       December 3, 2004    10,000        Buy         $9.153


Footnote [1]       December 6, 2004    14,000        Buy         $8.909


Footnote [1]       December 7, 2004    15,000        Buy         $8.754


Footnote [1]       December 8, 2004     3,000[2]     Sell         $0.74


Footnote [1]       December 9, 2004     1,000[2]     Sell       $0.8235


Footnote [1]       December 10, 2004    1,000[2]     Sell        $0.723


Footnote [1]       December 13, 2004    1,000[2]     Sell        $0.773


Footnote [1]       December 15, 2004    1,000[2]     Sell        $0.523


Footnote [1]       December 17, 2004    1,000        Sell         $8.98


Footnote [1]       December 17, 2004    1,000[2]     Sell        $0.774


Footnote [1]       December 20, 2004    1,000        Buy          $8.81


Footnote [1]       December 20, 2004      300[2]     Sell        $0.752


Footnote [1]       December 21, 2004    1,000[2]     Sell        $0.773


Footnote [1]       January 12, 2005     5,000        Sell        $8.747


Footnote [1]       January 13, 2005     5,000        Buy         $8.653


Northbrook[3]      January 13, 2005   750,000        Buy          $8.60



Footnotes[1],[3]   January 13, 2005   750,000        Sell         $8.60


Northbrook         January 13, 2005    64,000        Buy        $8.6452


Northbrook         January 14, 2005    82,500        Buy         $9.033


Northbrook         January 18, 2005   200,000        Buy        $9.2586


Northbrook         January 19, 2005   200,000        Buy        $9.5761


Footnote [1]       January 19, 2005     1,000[2]     Sell       $0.8735


Northbrook         January 20, 2005   130,800        Buy        $9.6044


Footnote [1]       January 20, 2005    10,600[2]     Buy        $0.7514


Northbrook         January 20, 2005    10,600[2]     Sell       $0.7514


Northbrook         January 21, 2005    10,600[2]     Buy          $1.05


Northbrook         January 21, 2005    36,800        Buy        $9.5893


Northbrook         January 24, 2005    23,100        Buy        $9.5302



ANNA REIS          January 4, 2005      2,500        Buy          $8.84
SPRAY TRUST





ALEXANDER          January 4, 2005      2,500        Buy          $8.84
REIS SPRAY
TRUST





DAVID REIS         January 21, 2005    20,000[4]     Buy        $0.7205





BAYLOR             December 20, 2004   22,000        Buy         $9.001
ENTERPRISES                                                    (excluding
LLC                                                            commissions)

                   February 1, 2005       100        Transfer[5]     $0





ARNOLD M.          December 20, 2004    1,100        Buy          $8.98
WHITMAN

                   December 20, 2004    3,400        Buy          $8.99


                   January 28, 2005       100        Buy         $11.97
                                                               (excluding
                                                               commissions)

                   February 1, 2005       100        Transfer[5]     $0



-------------------

[1] An entity controlled by Messrs. Hokin and Rubin effected this transaction. Each of the Beverly Enterprises Shares purchased by this entity were sold to Northbrook NBV, LLC on January 13, 2005 in a private transaction at a price of $8.60 per share. See Note 3.

[2] Consists of a transaction in respect of July 2005 Call Options exercisable for Beverly Enterprises Shares at a strike price of $10.00.

[3] Northbrook NBV, LLC acquired these shares of common stock in a private transaction from an entity managed by Messrs. Hokin and Rubin. See
     Note 1.

[4] Consists of a transaction in respect of April 2005 Call Options exercisable for Beverly Enterprises Shares at a strike price of $10.00.

[5]  These shares were transferred from Baylor to Arnold M. Whitman.